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                                                                   EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Axle & Manufacturing Holdings, Inc. on Form S-8 of our report dated January 26, 2000, appearing in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP


Detroit, Michigan
July 20, 2000